CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2007

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)



Delaware                            0-15658                           47-0210602
(State or other                (Commission File                    (IRS employer
jurisdiction of incorporation)      Number)                  Identification No.)

  1025 Eldorado Blvd., Broomfield, Colorado                                80021
   (Address of principal executive offices)                           (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01.  Other Events

Private Offering

On February 15, 2007, Level 3 Communications, Inc. ("Level 3") issued a press release relating to the closing of its wholly owned, first tier subsidiary Level 3 Financing, Inc.'s private offering of Floating Rate Notes due 2015 and 8.75% Senior Notes due 2017 to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933.

The press release is filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference as if set forth in full.

Redemptions and Tender Offers

Also on February 15, 2007, Level 3 issued a press release announcing that it called for redemption all of its outstanding $487,801,000 aggregate principal amount of 12 7/8% Senior Notes due 2010 at a price equal to 102.146% of the principal amount thereof, all of its outstanding $95,821,000 of 11.25% Senior Notes due 2010 at a price equal to 101.875% of principal amount thereof and all of its outstanding euro 104,325,000 of 11.25% Senior Euro Notes due 2010 at a price equal to 101.875% of principal amount thereof. Level 3 will pay accrued and unpaid interest on the senior notes to but not including the redemption date. All of these senior notes will be redeemed by Level 3 on March 16, 2007.

Level 3 also announced that its wholly owned subsidiary, Level 3 Financing, Inc. ("Level 3 Financing"), has commenced a tender offer to purchase for cash any and all of Level 3 Financing's $150 million Floating Rate Notes due 2011 (the "Level 3 Financing Tender Offer"). Additionally, Level 3 commenced a tender offer to purchase for cash any and all of its $78 million aggregate principal amount of 11% Senior Notes due 2008 (the "Level 3 Inc. Tender Offer," and together the "Tender Offers.")

In connection with the Tender Offers, Level 3 and Level 3 Financing are soliciting consents to certain proposed amendments to the respective indentures governing the notes that are subject to the Tender Offers to eliminate substantially all of the covenants, certain repurchase rights, certain discharge rights and certain events of default and related provisions contained in those indentures.

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The Tender Offers are also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase. It is a condition to the consummation of the Tender Offers that the holders of at least a majority of the outstanding aggregate principal amount of the notes consent to the amendments to the indenture governing those notes.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the notes that are the subject of the Tender Offers. The Tender Offers may only be made pursuant to the terms of the respective Offer to Purchase and the related Letter of Transmittal.

The press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.


Item 9.01.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

                  None

          (b)  Pro Forma Financial Information

                  None

          (c)  Shell Company Transactions

                  None

          (d)  Exhibits

99.1 Press Release dated February 15, 2007, relating to the closing of the private offering of senior notes by Level 3 Financing, Inc.

99.2 Press Release dated February 15, 2007, relating to the redemption of senior notes and the launching of tender offers by Level 3 Communications, Inc. and by Level 3 Financing, Inc.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         Level 3 Communications, Inc.

                                         By:     /s/ Neil J. Eckstein
                                         Neil J. Eckstein, Senior Vice President

Date:  February 15, 2007



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